UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

SCIENTIFIC LEARNING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24547	94-3234458
(Commission File No.)	(IRS Employer Identification No.)

300 Frank Ogawa Plaza, Suite 600
Oakland, CA 94612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 444-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 18, 2007, Scientific Learning Corporation (the “Company”) entered into a definitive agreement (the “Purchase Agreement”) with JTT Holdings, Inc., d/b/a Soliloquy Learning (“JTT”) pursuant to which the Company will acquire from JTT the Soliloquy Reading Assistant™ and substantially all of the other assets of the Soliloquy Learning business. In consideration for the sale of these assets, the Company will (1) pay JTT a cash amount of Ten Million Seven Hundred Thousand Dollars ($10,700,000), subject to adjustment (either positive or negative) at the closing of the transaction based on the working capital of the Soliloquy business at the closing and (2) assume certain specified liabilities associated with the Soliloquy business. Of the aggregate cash amount, One Million Seventy Thousand Dollars ($1,070,000) will be withheld at the closing and placed into a third party escrow to secure JTT’s indemnification obligations to the Company under the Purchase Agreement.

Other than as described above, there are no material relationships between the Company and its affiliates on the one hand and JTT and its affiliates on the other hand.

The completion of the transaction is subject to various conditions, unless waived, including receipt of required third party consents, delivery of specified financial statements of the Soliloquy business, absence of a material adverse effect on the Soliloquy business, accuracy of representations and warranties, compliance with covenants and certain other conditions. The Purchase Agreement contains certain termination rights for both the Company and JTT.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached to this Report as Exhibit 2.1 and incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, JTT or the Soliloquy Learning business. In particular, the assertions embodied in the representations and warranties contained in the Purchase Agreement are qualified by information in disclosure schedules provided by JTT in connection with the signing of the Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the Company and JTT rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the Company, JTT or the Soliloquy Learning business.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement between Scientific Learning Corporation and JTT Holdings, Inc., d/b/a Soliloquy Learning, dated December 18, 2007.

2.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SCIENTIFIC LEARNING CORPORATION

Date: December 21, 2007	By:	/s/ Linda L. Carloni

Title: Vice President and General Counsel

3.

Exhibit Index

Exhibit No.	Description
2.1	Asset Purchase Agreement between Scientific Learning Corporation and JTT Holdings, Inc., d/b/a Soliloquy Learning, dated December 18, 2007.

4.